EXHIBIT 10.1

VERBAL AGREEMENT WITH OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

The document is to disclose the material terms of the verbal agreement between the Company and its officers, directors and principal shareholders who have verbally agreed to provide capital up to $100,000.

Borrower: 1PM Industries, Inc.

Lenders: Joseph Wade, Matt Billington, Wade Billington Partners, LLC

Loan Amount: up to $100,000

Interest Rate: 0%

Repayment Terms: 24 months from date the funds are borrowed

Amounts Borrowed: $12,000 from Joseph Wade